UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
December 12, 2022
Date of Report (Date of earliest event reported)
 Planet Fitness, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37534	38-3942097
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
4 Liberty Lane West
Hampton, NH 03842
(Address of principal executive offices)
(Zip Code)
Registrant’s telephone number, including area code: (603) 750-0001
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 Par Value	PLNT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

EXPLANATORY NOTE

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On December 12, 2022, Planet Fitness, Inc. (the “Company”) announced the appointment of Edward Hymes, age 55, as President and Chief Operating Officer ("COO") of the Company effective January 9, 2023. In this role, he will have overall leadership and accountability of the brand’s primary revenue producing business segments, including U.S. and international franchise operations and development, equipment sales, and Corporate stores, in addition to both the technology and legal functions. Mr. Hymes has over 30 years of experience leading domestic and international retail, franchise, and e-commerce businesses for global companies. He has served as the President and Chief Executive Officer of Jiffy Lube since January 2020. He previously served as Vice President, Portfolio Shell Oil Products U.S. & General Manager Americas Downstream A&D from January 2012 to February 2020.

The Board of Directors of the Company approved a grant of an equity award to Mr. Hymes in connection with the appointment to his new role as President and COO, with a grant date fair value of $550,000 based on the closing price of the Company's Class A common stock on the date of the grant, such grant to be comprised of restricted stock units ("RSUs") under the Company’s 2015 Omnibus Incentive Plan. The grant of RSUs will be made on his start date, January 9, 2023, and will vest in equal installments on each of the first three anniversaries of the date of grant. There is no arrangement or understanding between Mr. Hymes and any other person pursuant to which he was appointed President and COO of the Company. There are no transactions involving Mr. Hymes requiring disclosure under Item 404(a) of Regulation S-K.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLANET FITNESS, INC.

By:	/s/ Thomas Fitzgerald
Name: Title:	Thomas Fitzgerald Chief Financial Officer
Dated: December 12, 2022